UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Rezolute, Inc.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CONTROL ID:
REZOLUTE, INC.	REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	thursday, May 25, 2023
	TIME:	3:00 P.m. Pacific Time
	LOCATION:	https://agm.issuerdirect.com/rzlt

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/rzlt and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/rzlt

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before may 12, 2023.

you may enter your voting instructions at https://www.iproxydirect.com/rzlt until 11:59 pm pacific time May 24, 2023.

The purposes of this meeting are as follows:

1.       To elect Nevan Charles Elam, Gil Labrucherie, Philippe Fauchet, Nerissa Kreher, Wladimir Hogenhuis, and Young-Jin Kim to the Company’s Board of Directors;

2.        To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accountants for the fiscal year ending on June 30, 2023;

3.        To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officersas disclosed in the Executive Compensation section of the Proxy Statement;

4.        To approve, by a non-binding advisory vote, the preferred frequency of one year for future advisory votes on the compensation of the Company’s named executive officers; and

5.        to transact such other business as may properly come before the annual meeting or any adjustment thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on april 6, 2023 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $0.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote “for all” in proposal 1, “for” in proposals 2 and 3, and “one year” in proposal 4..

Please note - This is not a Proxy Card - you cannot vote by returning this card

Rezolute, Inc. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important